EXHIBIT 11

                            TYCO INTERNATIONAL LTD.
                         EARNINGS PER SHARE COMPUTATION

                                                                      YEAR ENDED JUNE 30
                                                               --------------------------------
                                                                 1996        1995        1994
                                                               --------    --------    --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                           AMOUNTS)
CALCULATION OF EARNINGS PER SHARE:
PRIMARY:
Weighted average common shares outstanding during the period    152,714     147,889     141,984
Dilutive effect of the restricted stock plan, stock options
  and warrants using the treasury stock method..............        148       3,129       5,556
                                                               --------    --------    --------
      Total common equivalent shares........................    152,862     151,018     147,540
                                                               --------    --------    --------
                                                               --------    --------    --------
Income before extraordinary item............................   $310,147    $216,593    $189,191
Extraordinary item..........................................      --         (2,600)      --
                                                               --------    --------    --------
Net income..................................................   $310,147    $213,993    $189,191
Earnings per share:
Before extraordinary item...................................   $   2.03    $   1.43    $   1.28
Extraordinary item..........................................      --           (.02)      --
                                                               --------    --------    --------
Net income per share........................................   $   2.03    $   1.42    $   1.28
                                                               --------    --------    --------
                                                               --------    --------    --------
FULLY DILUTED:(1)
Weighted average common shares outstanding during the period    152,714     147,889     141,984
Dilutive effect of the restricted stock plan, stock options
  and warrants using the treasury stock method..............        236       3,201       5,628
                                                               --------    --------    --------
      Total common equivalent shares........................    152,950     151,090     147,612
                                                               --------    --------    --------
                                                               --------    --------    --------
Income before extraordinary item............................   $310,147    $216,593    $189,191
Extraordinary item..........................................      --         (2,600)      --
                                                               --------    --------    --------
Net income..................................................   $310,147    $213,993    $189,191
                                                               --------    --------    --------
                                                               --------    --------    --------
Earnings per share:
Before extraordinary item...................................   $   2.03    $   1.43    $   1.28
Extraordinary item..........................................      --           (.02)      --
                                                               --------    --------    --------
Net income per share........................................   $   2.03    $   1.42    $   1.28
                                                               --------    --------    --------
                                                               --------    --------    --------

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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.